UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Broadway, Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(405) 270-1086

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	On May 24, 2012, BancFirst Corporation (the “Company”) held its annual meeting of shareholders. As of the record date on April 4, 2012, the total number of shares of common stock outstanding and entitled to vote at the annual meeting was 15,145,280, of which 14,974,920 shares were represented at the meeting in person or by proxy. The purpose of the annual meeting was to vote on two proposals: (i) the election of six Class II directors and (ii) the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 24, 2012. At the meeting, the shareholders elected six Class II directors and ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

(b)	The number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

Description of Proposal	Number of Shares
Proposal No. 1-Election of Class II Directors	For	Withheld	Broker Non-Votes

James R. Daniel	13,303,445	268,389	1,403,086
Tom H. McCasland, III	13,331,886	239,948	1,403,086
Paul B. Odom, Jr.	13,313,355	258,479	1,403,086
H.E. Rainbolt	13,213,785	358,049	1,403,086
Michael K. Wallace	13,241,950	329,884	1,403,086
G. Rainey Williams, Jr.	10,858,062	2,713,772	1,403,086

	For	Against	Abstained	Broker Non-Votes
Proposal No. 2- Ratification of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2012.	13,552,063	12,594	7,177	1,403,086

Item 7.01. Regulation FD Disclosure.

On May 24, 2012, BancFirst Corporation’s board of directors declared a cash dividend of $0.27 per share of common stock for the second quarter of 2012, payable on July 16, 2012 to shareholders of record at the close of business on June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION
(Registrant)

Date: May 24, 2012	/s/ Joe T. Shockley, Jr.
Joe T. Shockley, Jr.
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)

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